CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53971) of Frederick Brewing Co. of our report dated March 31, 2000 relating to the financial statements as of and for the year ended December 31, 1999, which appear in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cleveland, Ohio
May 25, 2001